HomeStreet, Inc. Reports First Quarter 2015 Results
Net Income of $10.3 Million, or $0.59 per Diluted Share
SEATTLE – April 27, 2015 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced net income of $10.3 million, or $0.59 per diluted share, for the first quarter of 2015, compared to net income of $5.6 million, or $0.38 per share, for the fourth quarter of 2014 and $2.3 million, or $0.15 per share, for the first quarter of 2014. Excluding merger-related expenses (net of tax) of $7.9 million and a bargain purchase gain of $6.6 million, net income for the quarter was $11.6 million(1), or $0.67(1) per share, compared to net income of $6.2 million(1),or $0.41(1) per share, for the fourth quarter of 2014 and $2.8 million(1), or $0.19(1) per share, for the first quarter of 2014.
Simplicity merger
On March 1, 2015, the Company completed its merger with Simplicity Bancorp, Inc. and Simplicity Bank ("Simplicity") located in Southern California. The provisional application of the acquisition method of accounting resulted in a bargain purchase gain of $6.6 million which is reported as a component of noninterest income on our consolidated statement of operations for the first quarter of 2015. We also recorded merger-related expenses of $12.2 million during the quarter. The results of operations of Simplicity are included in the consolidated results of operations from the date of the merger. The merger represents a significant expansion of HomeStreet’s banking activities in California.
“We made substantial progress toward our goals this quarter," said Mark K. Mason, Chairman and Chief Executive Officer. "We closed our merger with Simplicity, recognizing a bargain purchase gain and meaningfully reducing the amount of merger-related expenses in the process, the combined effect of which reduced the cost of the merger by $10.7 million. Our integration of Simplicity is on plan, all deposits and loans have now been converted onto HomeStreet systems and we will substantially complete the full realization of anticipated Simplicity operating cost reductions in the second quarter. As a result of the merger and ongoing organic activity, in the quarter we grew total assets 30% to $4.6 billion and total deposits 37% to $3.3 billion.

"We added commercial lending capabilities in California, hiring a new commercial real estate lending group who will operate as HomeStreet Commercial Capital and a group of SBA lenders. Both of these groups are seasoned and highly successful. We also added to our network of mortgage loan centers and personnel in the quarter and set new records for mortgage production. Continuing low interest rates and a fast start to the home buying season have provided us with strong first quarter mortgage banking income making the first quarter, which is historically the weakest in mortgage banking, a great start to our year. And, as a result of net income in the quarter and the Simplicity merger, ending total equity was $439 million.”

For details and the complete earnings release, please refer to the Company’s investor relations website at http://ir.homestreet.com as well as tomorrow's Form 8-K filing at www.sec.gov.

(1)
The press release contains certain non-GAAP financial disclosures for consolidated net income excluding merger-related expenses, diluted earnings per share excluding merger-related expenses, and Commercial and Consumer Banking segment net income excluding merger-related expenses. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. For corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures beginning on page 28 of the full earnings release.

Conference Call
HomeStreet, Inc. will conduct a quarterly earnings conference call on Tuesday, April 28, 2015 at 1:00 p.m. EDT. The Company will discuss first quarter 2015 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10062349 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10062349.
The information to be discussed in the conference call will be available on the company's web site at 8:00 p.m. EDT on Monday, April 27, 2015.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. We may not realize the benefits expected from our recently completed bank and branch acquisitions in the anticipated time frame (or at all), and integration of acquired operations may take longer or prove more expensive than anticipated. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act). A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2014 and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2014, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

Source: HomeStreet, Inc.

Contact:	Investor Relations & Media:
HomeStreet, Inc.
Terri Silver, 206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com